Exhibit 10.1

LEASE ASSUMPTION AGREEMENT

THIS AGREEMENT is hereby made and entered into effective as of December 25, 2013 by and among CGM Resources Limited and Capital Gold Mining Resources SAS (Domiciled in Bogota, Columbia and a wholly owned subsidiary of CGM Resources Limited) (The Assignor), and FIGO Ventures, Inc (Formerly AAA Energy, Inc.), 3273 E Warm Springs Rd., Las Vegas, Nevada, 89120. (The Assignee)

WITNESSETH:

WHEREAS, The Assignor and The Assignee entered into a Lease Assumption Agreement dated December 25, 2013, wherein The Assignor assigned to The Assignee the concessions for the mining operations at San Rafael mine (See Attached Contract), located in Jurisdiction of Municipalities of San Carlos and San Rafael, Antiocha, subject to terms and provisions more particularly contained therein; and

WHEREAS, The Assignee has requested that The Assignor consent to the assignment of The Assignor’s interest in the Lease to Assignee, and The Assignor has agreed to consent to such assignment, provided that The Assignor is not released from liability upon the Lease and The Assignor and Assignee shall remain jointiy and severally liablethereupon.

NOW, THEREFORE, for and in consideration of the mine, the assumption of the Lease herein described by Assignee, the consent of The Assignor to the assignment of the Lease by The Assignor to Assignee in exchange for 50 Million shares of the Common Stock of FIGO Ventures, Inc. and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties covenant and agree as follows:

1.           Assignment and Assumption of Rights and Obligations by The Assignor

The Assignor hereby assigns all of The Assignor’s right, title and interest in and to the Lease to Assignee and warrants to Assignee that The Assignor is not currently in default under the Lease. The Assignee consents to the assignment of The Assignor’s interest in the Lease by The Assignor to Assignee, waives its right to declare a default in the Lease by virtue of such assignment, but only for purposes of such specific assignment, and acknowledges that The Assignor is not in default under the Lease.

2.           Obligation of Assignee

Assignee hereby assumes and agrees to perform and pay all the obligations and payments of The Assignee now and hereafter owing to The Assignor pursuant to the Lease. Assignee shall perform all the obligations of The Assignor required in the Lease. The Assignor shall not be released by virtue of such assumption or assignment of the Lease to Assignee, and The Assignee shall continue to be unconditionally and jointly and severally liable upon the obligations and payments assumed here-under, pursuant and subject to all the terms and provisions of the Lease. All of the covenants, agreements and provisions referring to The Assignor in the Lease shall also be applicable to Assignee.

3.           Liability

Both The Assignor and Assignee shall remain jointly, severally and unconditionally liable upon the Lease not withstanding any action; or omission to act, which may hereafter be taken or suffered on the part of The Assignor, and not withstanding any future modifications, extensions and renewals of the Lease.

4.           Entire Agreement

This instrument and the Prior Lease Agreement constitutes the entire agreement of the parties with respect to the subject matter herein contained and may not be amended or modified except by an agreement in writing executed by all of the parties hereto. This instrument is severable such that the invalidity or unenforceability of any provision herein contained shall not impair the validity or enforceability of the remaining provisions.

5.           Applicable Law

This instrument shall be governed by, and construed in accordance with, the laws of the State of Nevada.

IN WITNESS WHEREOF, this instrument has been executed by all parties with the intent of being legally bound.

ASSIGNOR:

CGM Resources Limited	Date: December 25, 2013

Capital Gold Mining Resources SAS	Date: December 25, 2013
ASSIGNEE:

FIGO Ventures, Inc (Formerly AAA Energy, Inc.)	Date: December 25, 2013

“Approving a work program and scheduled Works”

DIRECTOR OF TITLE MINING Secretary of the Department of Antaquia, in exercise of his powers conferred by Decree No. 2575 of October 14, 2008, and Resolutions Nos. 18-0993 of 23 November 2004, 18-1847 of 22 December 2006, 18-0916 of June 21, 2007, 18-0993 of June 21, 2008 and 18-2365 of 18 December 2008, 18-2433 of 14 December 2010 and,

WHEREAS:

Capital Gold Mining Resources SAS, Domiciled in Bogota, D.C. Corporate #021 17983, owns the mining concession contract No. 7092, registered in the National Mining Feb 07, 2007, with the code HHCE -08, which aims at the economic exploitation of gold, silver and Concentrates, located in Jurisdiction of Municipalities of San Carlos and San Rafael of this Department.

The present holder of the Works and Works Program (PTO) on 03 January 2001, which was annexed to the contract as part of the obligations. Being evaluated and graded-same by technical Study    No. 000015 of 27 January 2011, the Authors of the study address it as technically acceptable and in turn defined the minerals to exploit and the respective annual volume of extraction. Also estimated the in the policy are mining environmental stages in accordance with the provisions of Article 280 of Act 685 of 2001.

ALINDERACION COORDINATES IN PLANS GAUSS

PUNTA	NORTH POINT COORDINATES(X)	EAST COORDINATES (Y)
PA	1,183,725.00	895,800.00
1	1,895,800.00	183,725.00
2	1,896,800.00	182,700.00
3	1,898,600.00	183,225.00
4	1,897,600.00	184,225.00

Area:233.50 hectares.

●  MINERAL CONCESSION OR DELA MINERALS: GOLD, SILVER AND CONCENTRATES
●  LENGTH OF HOLDING PERIOD: 26 years
●  MNNG ENVIROMENTAL POLICY:  28,824393 Pesos
●  IGAC IRON: 148- I-D.

Established above, and taking into account the amount of the Mining Environmental Policy for the exploitaion phase will be the amount of TWENTY EIGHT MILLION EIGHT HUNDRED AND TWENTY FOUR THOUSAND THREE HUNDRED AND NINTY THREE PESOS.

ARTICLE THREE: To warn the operator to couple power to initiate formal Period of exploitation and issue the respective act to authorize, should provide the environmental authorization in accordance with the prescription by the Code of Mines, Act 99 of 1993, Decree 1220 of 2005 and Decree 500, 2006.

ARTICLE FOUR: Refer copy of this act to the Environmental Authority Administrative correspondent once-same is enforceable

ARTICLE FIVE: Once you sign this ruling, send copy to Weber County, Bogota DC, for the correspondng registration in the National Mining Register as provided by Article 22, paragraph d) of Article 332 Of Act 685 of 2001.

Against this Order an appeal for rehearing, which may be brought within five (5) days following its notification?

NOTIFY AND ENFORCED

MONICA MARIA VELEZ GOMES

Titration Director of Mining
Mauricio Gomez Florez Proyecio
22/02/2011

PERSONAL NOTIFICATION

Today March 15, 2011, present in the Mining Titling Directorate of the Ministry of Mines, Capital Gold Mining
Resources SAS, Domiciled in Bogota, D.C. personally notified of this resolution
The Notified: Document # 8256628

GOMEZ MARLENY ALZATE
Administrative Assistant (E) - Secretary of Mines

RESOLUCION NUMERO ____________________ HOJA II

0Go:: .1 2 5 FEB 2011

ARTICULO TERCERO:Advertir al titular que para poder dar inicio formal al penodo de eicplotac;oi y emmr el ti b respechvo que lo autonce debera ao.. ar la aulonzac1on ambtental acorde con o consagra00 por e1 Codigo de Mna:..Ley 99 de 1993. Decret 1220 de 2005 y Decreto 500 de 2006.

ARTICULO CUARTO: Re mitase copia de este acto Admn•strat•vo a la Autondad Amb1eal correspondiante una vez mismo se encuentre e1ecutorac o

ARTICULO QUINTO:Una vez en firme la preser1le provida1 c 1a, enviese co;1a a INGEOMINAS, Bogota DC. para so correspondiente mscripc16n en el Registro Minero Nacional de confonl"dad con lo estabbcido por el articulo 22 y el literal d) del articulo 332 de la Le 685 de 2001

Contra la preseote providencia procede el recurse de reposiciCn. el cual se podra interponer dentro de bs cinco (5) dias s1guentes a su notifie<'Cron

NOTIFIQUESE Y CUMPLASE

MONICA MARIA VELEZ GOMEZ
Directora de Titulaci-On Minera